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                                                                      Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

Northstar Health Services, Inc., a Delaware Corporation, has the subsidiaries listed below. All are wholly owned. Northstar Health Services, Inc. has no parent.

                                                         State of Incorporation
                                                         ----------------------
Keystone Rehabilitation Systems, Inc.                    Pennsylvania

Northstar Medical Services, Inc.                         Delaware

NSHS Services, Inc.                                      Delaware

Ability Plus Rehabilitation Management Company           Delaware

Direct Provider Network, Inc.                            Delaware